Exhibit 5.1

601 Lexington Avenue

New York, NY 10022

United States

+1 212 446 4800

www.kirkland.com

July 18, 2022

Software Acquisition Group Inc. III

1980 Festival Plaza Drive, Suite 300

Las Vegas, Nevada 89135

Ladies and Gentlemen:

We are issuing this opinion in our capacity as special counsel to Software Acquisition Group Inc. III, a Delaware corporation (the “Company”), in connection with the preparation and filing of a Registration Statement on Form S-4 (No. 333-262723), which includes the proxy statement/prospectus, initially filed with the Securities and Exchange Commission (the “Commission”) on February 14, 2022 under the Securities Act of 1933, as amended (the “Act”) (such Registration Statement, as amended or supplemented, is hereafter referred to as the “Registration Statement”).

In connection with the transactions contemplated by that certain Agreement and Plan of Merger, dated February 14, 2022 (as it may be amended, supplemented or otherwise modified from time to time, the “Merger Agreement” and the transactions contemplated thereby, the “Business Combination”), by and among the Company, Nuevo Merger Sub, Inc., a Delaware corporation and wholly-owned subsidiary of SWAG (“Merger Sub”) and Branded Online, Inc. (d/b/a Nogin), a Delaware corporation (“Nogin”), the Company expects to issue 54,195,137 shares of its Class A common stock, par value $0.0001 per share (the “Common Stock”). Such shares of Common Stock, when issued in accordance with the Merger Agreement, are referred to herein as the “Merger Shares,” and the issuance of the Merger Shares is referred to herein as the “Issuance.”

In that connection, we have examined originals, or copies certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments as we have deemed necessary for the purposes of this opinion, including (i) the Merger Agreement attached to the proxy statement/prospectus as Annex A-1 and filed as Exhibit 2.1 to the Registration Statement, including the Amendment to the Merger Agreement, dated as of April 20, 2022, attached to the proxy statement/prospectus as Annex A-2 and filed as Exhibit 2.2 to the Registration Statement; (ii) the merger certificate prepared pursuant to the Merger Agreement

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Software Acquisition Group Inc. III

July 18, 2022

and to be filed with the Secretary of State of the State of Delaware (the “Secretary”) prior to the Issuance (the “Merger Certificate”); (iii) the Amended and Restated Certificate of Incorporation of the Company in the form filed as Exhibit 3.1 to the Registration Statement; (iv) the Second Amended and Restated Certificate of Incorporation in the form attached to the proxy statement/prospectus as Annex B and filed as Exhibit 3.3 to the Registration Statement and to be filed with the Secretary prior to the Issuance (the “Charter”); (v) the Bylaws of the Company in the form filed as Exhibit 3.2 to the Registration Statement; (vi) the Amended and Restated Bylaws of the Company attached to the proxy statement/prospectus as Annex C and filed as Exhibit 3.4 to the Registration Statement; (vii) resolutions of the board of directors and stockholders of the Company with respect to the Issuance; and (viii) the Registration Statement.

For purposes of this opinion, we have assumed the authenticity of all documents submitted to us as originals, the conformity to the originals of all documents submitted to us as copies and the authenticity of the originals of all documents submitted to us as copies. We have also assumed the legal capacity of all natural persons, the genuineness of the signatures of persons signing all documents in connection with which this opinion is rendered, the authority of such persons signing on behalf of the parties thereto and the due authorization, execution and delivery of all documents by the parties thereto other than the Company. We have not independently established or verified any facts relevant to the opinion expressed herein, but have relied upon statements and representations of officers and other representatives of the Company and others as to factual matters.

Based upon and subject to the foregoing qualifications, assumptions and limitations and the further limitations set forth below, we are of the opinion that when: (i) the Merger Certificate has been filed with and accepted by the Secretary; (ii) the Charter is validly adopted and filed with the Secretary; (iii) the certificates evidencing the Merger Shares have been duly executed and authenticated in accordance with the provisions of the Merger Agreement and duly delivered to the former holders of shares of Nogin common stock and preferred stock outstanding immediately prior to the closing of the merger of Merger Sub with and into Nogin; ;; (iv) the appropriate certificates representing the Merger Shares are duly countersigned and registered by the Company’s transfer agent/registrar in accordance with the Merger Agreement; and (v) the Registration Statement becomes effective under the Act, the Merger Shares will be duly authorized and validly issued, fully paid and nonassessable.

Our opinions expressed above are subject to the qualifications that we express no opinion as to the applicability of, compliance with, or effect of any laws except the General Corporation Law of the State of Delaware.

Software Acquisition Group Inc. III

July 18, 2022

We hereby consent to the filing of this opinion with the Commission as Exhibit 5.1 to the Registration Statement. We also consent to the reference to our firm under the heading “Legal Matters” in the Registration Statement. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission.

We do not find it necessary for the purposes of this opinion, and accordingly we do not purport to cover herein, the application of the securities or “Blue Sky” laws of the various states to the Issuance.

This opinion is limited to the specific issues addressed herein, and no opinion may be inferred or implied beyond that expressly stated herein. We assume no obligation to revise or supplement this opinion should the General Corporation Law of the State of Delaware be changed by legislative action, judicial decision or otherwise.

This opinion is furnished to you in connection with the filing of the Registration Statement and is not to be used, circulated, quoted or otherwise relied upon for any other purposes.

Very truly yours,

/s/ KIRKLAND & ELLIS LLP

KIRKLAND & ELLIS LLP